UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2023 (July 10, 2023)

Global Business Travel Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 3rd Avenue, 4th Floor

New York, New York 10017
(Address of principal executive offices) (Zip Code)

(646) 344-1290
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On July 10, 2023, Global Business Travel Group, Inc. (the “Company”) issued a press release announcing a series of transactions that simplify the organizational structure of the Company by eliminating the Company’s umbrella partnership-C corporation (“UP-C”) structure (the “Corporate Simplification”).

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

The Company’s UP-C structure was established pursuant to that certain Business Combination Agreement, dated as of December 2, 2021 (the “BCA”), by and between the Company (f/k/a Apollo Strategic Growth Capital) and GBT JerseyCo Limited, a subsidiary of the Company (“JerseyCo”). Following the consummation of the transactions contemplated by the BCA, Juweel Investors (SPC) Limited (“Juweel”), American Express Travel Holdings Netherlands Coöperatief U.A. (“Amex Shareholder”) and EG Corporate Travel Holdings LLC (together with Juweel and Amex Shareholder, the “Legacy Stockholders”) collectively owned all of the issued and outstanding shares of Class B common stock of the Company (“Class B Common Stock”) and the same number of B ordinary shares of JerseyCo (“JerseyCo B Shares” and, together with Class B Common Stock, “B Shares”). Prior to the Corporate Simplification, the other stockholders of the Company collectively owned all of the issued and outstanding shares of Class A common stock of the Company (the “Class A Common Stock”). Each of the Legacy Stockholders has the contractual right to cause JerseyCo to redeem JerseyCo B Shares (with the concurrent surrender for cancellation of an equal number of shares of Class B Common Stock) in exchange for the issuance by the Company to such Legacy Stockholder of an equal number of shares of Class A Common Stock pursuant to that certain Exchange Agreement, dated as of May 27, 2022, by and among the Company, JerseyCo and the Legacy Stockholders (the “Exchange Agreement”). The Exchange Agreement also provides the Company with the right to elect that such exchange be effected by the Legacy Stockholders transferring their B Shares to the Company in exchange for the issuance by the Company to such Legacy Stockholders of shares of Class A Common Stock. Each of the Legacy Stockholders also own C ordinary shares of JerseyCo (“JerseyCo C Shares”). Pursuant to the BCA and prior to the Corporate Simplification, each of the JerseyCo C Shares owned by the Legacy Stockholders would convert into an equal number of shares of Class B Common Stock and JerseyCo B Shares upon the trading price of a share of Class A Common Stock meeting certain price thresholds over a certain period of time, each as set forth in the BCA.

As part of the Corporate Simplification, the Legacy Stockholders concurrently exercised their rights under the Exchange Agreement by making an Unrestricted Exchange (as defined in the Exchange Agreement), resulting in the transfer of all of each Legacy Stockholder’s B Shares to the Company in exchange for the issuance by the Company to such Legacy Stockholder of an equal number of shares of Class A Common Stock.

The parties to the Exchange Agreement also entered into an amendment and waiver (the “Waiver”) pursuant to which, among other things, the parties thereto waived certain tax provisions of the Exchange Agreement in order to, among other things, permit the Company and each of the Legacy Stockholders to report the Corporate Simplification as a transaction qualifying for non-recognition treatment under Section 351 of U.S. Internal Revenue Code of 1986, as amended. Because the Corporate Simplification is expected to qualify for non-recognition treatment, the Company is expected to receive a lower tax basis “step-up” upon the exchange of the Legacy Stockholders’ B Shares for shares of Class A Common Stock than it may have received if the Legacy Stockholders had made such exchanges in taxable transactions. The net tax impact of the Corporate Simplification is not expected to be material to the Company. Following the Corporate Simplification, because no JerseyCo B Shares remain outstanding, the Legacy Stockholders are no longer entitled to receive Tax Distributions (as defined in that certain Shareholders Agreement, dated as of May 27, 2022, by and among the Company, JerseyCo and the Legacy Stockholders (the “Shareholders Agreement”)).

The Company also entered into an amendment to the BCA with JerseyCo (the “BCA Amendment”) and a letter agreement amending the Shareholders Agreement (the “SHA Amendment”), to provide, among other things, that the JerseyCo C Shares owned by the Legacy Stockholders will be, upon the Class A Common Stock meeting the price thresholds set forth in the BCA over the period of time set forth in the BCA, cancelled in exchange for shares of Class A Common Stock, rather than into B Shares which would be exchangeable for shares of Class A Common Stock under the Exchange Agreement. The BCA Amendment also provides that certain rights of holders of the JerseyCo C Shares with respect to dividends and distributions and with respect to potential payments upon the winding up of JerseyCo that had been obligations of JerseyCo under its organizational documents prior to the Corporate Simplification are now direct obligations of the Company. Reciprocal amendments are reflected in the Fifth Amended and Restated Memorandum of Association of JerseyCo and the Fourth Amended and Restated Articles of Association of JerseyCo (together with the Waiver, the BCA amendment and the SHA Amendment, the “Transaction Documents”).

The foregoing descriptions of the Transaction Documents do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Transaction Documents, which are attached hereto as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 99.2, and each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Amendment No. 1 to Business Combination Agreement, dated as of July 10, 2023, by and between Global Business Travel Group, Inc. and GBT JerseyCo Limited.
10.1	Amendment and Waiver, dated as of July 10, 2023, by and among Global Business Travel Group, Inc., GBT JerseyCo Limited, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors (SPC) Limited and EG Corporate Travel Holdings LLC.
10.2	Letter Agreement (Shareholders Agreement), dated as of July 10, 2023, by and among Global Business Travel Group, Inc., GBT JerseyCo Limited, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors (SPC) Limited and EG Corporate Travel Holdings LLC.
99.1	Press Release dated July 10, 2023.
99.2	Fifth Amended and Restated Memorandum of Association of GBT JerseyCo Limited and the Fourth Amended and Restated Articles of Association of GBT JerseyCo Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Business Travel Group, Inc.

By:	/s/ Eric J. Bock
Name: Eric J. Bock
Title: Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

Date: July 10, 2023